Exhibit 99.1

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Dispute Resolution

Disputes and claims between KPMG and Mellon arising out of or relating to KPMG’s performance of its professional services under this engagement letter or KPMG’s fees for professional services shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit III, which shall constitute the sole methodologies for the resolution of such disputes or claims. The parties agree to forego litigation over such disputes or claims in all courts of competent jurisdiction. Mediation, if selected, and arbitration will take place at a place to be designated by the parties. Either party may seek to enforce, in any court of competent jurisdiction, any written agreement reached by the parties during mediation, or to confirm and enforce any final award entered in arbitration.

Notwithstanding the preceding paragraph, any dispute or claim arising out of or relating to this engagement letter or to the services provided hereunder may be brought in any court of competent jurisdiction and the parties hereby consent to the personal jurisdiction thereof if (A) a party is seeking equitable relief, including, without limitation, enforcement of its rights with respect to the use or protection of (i) its confidential or proprietary information or material or (ii) its names, trademarks, service marks or logos or (B) the dispute or claim involves one or more persons or entities in addition to the parties to this engagement letter and utilization of the dispute resolution procedures in Exhibit III would create for either KPMG or Mellon the risk of multiple proceedings or inconsistent results.

Nothing in this engagement letter (including Exhibits) is intended to limit the remedies available to either party under law or equity. If any provisions of this engagement letter (including

Exhibits) are determined to be invalid or unenforceable or to be contrary to the pronouncements of applicable regulatory authorities, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law or consistent with such pronouncements.

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Exhibit III

Dispute Resolution Procedures

The following procedures are the sole methodologies to be used to resolve certain disputes or claims as specified in the Dispute Resolution Section of the engagement letter to which this Exhibit III is attached (“dispute”). If any of these provisions are determined to be invalid or unenforceable or to be contrary to the pronouncements of applicable regulatory authorities, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law or consistent with such pronouncements.

Mediation

Either party may request mediation of a dispute by providing a written Request for Mediation to the other party. The mediator, as well as the time and place of the mediation, shall be selected by agreement of the parties. Absent any other agreement to the contrary, the parties agree to proceed in mediation using the CPR Mediation Procedures (effective April 1, 1998) issued by the Center for Public Resources, with the exception of paragraph 2 which shall not apply to any mediation conducted pursuant to this agreement. As provided in the CPR Mediation Procedures, the mediation shall be conducted as specified by the mediator and as agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with facilitation by the mediator, to reach a consensual resolution of the dispute. The mediation shall be treated as a settlement discussion and shall be confidential. The mediator may not testify for either party in any later proceeding related to the dispute. No recording or transcript shall be made of the mediation proceeding. Each party shall bear its own costs in the mediation. Absent an agreement to the contrary, the fees and expenses of the mediator shall be shared equally by the parties.

Arbitration

Subject to the provisions of the above referenced Dispute Resolution Section, arbitration shall be used to settle the following disputes: (1) any dispute not resolved by mediation 90 days after the issuance by one of the parties of a written Request for Mediation (or, if the parties have agreed to enter or extend the mediation, for such longer period as the parties may agree) or (2) any dispute in which a party declares, more than 30 days after receipt of a written Request for Mediation, mediation to be inappropriate to resolve that dispute and initiates a Request for Arbitration. Once commenced, the arbitration will be conducted either (1) in accordance with the procedures in this document and the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution (“CPR Arbitration Rules”) as in effect on the date of the engagement letter, or (2) in accordance with other rules and procedures as the parties may designate by mutual agreement. In the event of a conflict, the provisions of this document and the CPR Arbitration Rules will control.

For claims seeking $5 million or less, the arbitration will be conducted before a single arbitrator. For claims seeking more than $5 million, the arbitration will be conducted before a panel of three arbitrators, two of whom may be designated by the parties using either the CPR Panels of Distinguished Neutrals or the Arbitration Rosters maintained by any United States office of the Judicial Arbitration and Mediation Service (JAMS). If the parties are unable to agree on the identity of the single arbitrator or on the composition of the arbitration panel, the parties shall follow the screened selection process provided in Section B, Rules 5, 6, 7, and 8 of the CPR Arbitration Rules. Subject to the provisions of the above referenced Dispute Resolution Section, any issue concerning the extent to which any dispute is subject to arbitration, or any dispute concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable or contrary to regulatory pronouncement, shall be governed by the Federal Arbitration Act and resolved by the arbitrator or arbitrators. No potential arbitrator shall be appointed unless he or she has agreed in writing to abide and be bound by these procedures.

The arbitrator or the arbitration panel shall issue its final award in writing. The arbitrator or panel shall have no power to award non-monetary or equitable relief of any sort. In no event, even if any other portion of these provisions is held to be invalid or unenforceable or contrary to regulatory pronouncement, shall the arbitrator or arbitration panel have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitrator or arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential. The parties and the arbitrator or arbitration panel may disclose the existence, content or results of the arbitration only as provided in the CPR Arbitration Rules. Before making any such disclosure, a party shall give written notice to the other party and shall afford such party a reasonable opportunity to protect its interests.

The award reached as a result of the arbitration will be binding on the parties, and confirmation of the arbitration award may be sought in any court having jurisdiction.

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SAS 70 Report Services

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The management of Mellon is responsible for the implementation and reliability of information systems, processes and controls described in the description of controls. They also are responsible for the description of the service organization’s systems and controls and all representations contained therein. Because of the importance of management’s representations to the effective performance of our services, Mellon will release KPMG and its personnel from any claims, liabilities, costs and expenses relating to our SAS 70 services under this letter attributable to any misrepresentations in the representation letter referred to above.

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KPMG’s maximum liability to Mellon arising for any reason relating to SAS 70’s services rendered under this letter shall be limited to the amount of fees paid for these services.

Mellon will indemnify, defend and hold KPMG and its personnel harmless from and against any and all claims, liabilities, costs and expenses asserted against KPMG by any third party to the extent resulting from that party’s use or possession of, or reliance upon, KPMG’s SAS 70 report or other reference to KPMG’s SAS 70 services hereunder as a direct or indirect result of Mellon’s use or disclosure of such report or reference other than as expressly provided in this engagement letter.

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